Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION

906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of  Intelligent Living Corp.(the "Company") on  Form  10-QSB/A for the period ended August 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael F. Holloran, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant  to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities  Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael F. Holloran

Michael F. Holloran

Chief Executive Officer and Principal Financial Officer

October 29, 2007